Exhibit 99.3

February 18, 2005

Raj Nathan
SVP, Information Technology & Solutions Group
Sybase, Inc.
One Sybase Drive
Dublin, CA 94568
(Delivered by hand)

Dear Raj:

This is to inform you of your 2005 Executive Compensation as approved by the Sybase, Inc. Compensation Committee.

Cash Compensation (effective January 1, 2005)

•	Annual base salary: $ 354,000 (Paid semi-monthly at $14,750.00)

•	Incentive bonus target: 68.4% ($242,000)

•	Total target earnings (TTE): $596,000

   Your incentive bonus target will be based on Sybase, Inc. overall company performance as follows:

•	50% on Sybase revenue of $820 M

•	50% on Sybase profit before taxes (PBT) of $164.6 M

Payment of annual incentive bonus will be based on following:

c)	Sybase revenue:

•	70% at 95% of target performance

•	100% at 100%

•	3 for 1 after 100% (e.g. 130% at 110%)

d)	Sybase PBT

•	80% at 80% of target performance

•	100% at 100%

•	3 for 1 after 100% (e.g. 130% at 110%)

     Raj Nathan

February 18, 2005

     Long-Term Incentives

(c)	Sybase Restricted Stock Grant:

•	6,000 shares (3-year cliff vest grant)

(d)	Sybase Performance-based Restricted Stock:

•	22,000 shares

2005 Performance-Based Restricted Stock and Performance Share/Unit
Payout Program

Gate 1: In each of the three years, there needs to be positive cash flow from operations
Gate 2:

Component	Weight	Growth	Threshold	Payout Scale
				Achievement	Payout
Compounded Annual Growth				100%	100%
Rate in Revenue	40%	7.00%	50%	50%	50%
				<50%	no payout

Income Before Tax Growth Rate	35%	10.40%	70%	100%	100%
				70%	70%
				<70%	no payout

Total Shareholder Return (based on S&P 400)	25%	Median	90%	100%	100%
				90%	90%
				<90%	no payout

I also want to take this opportunity to thank you for your contributions in 2004. I look forward to your support and contributions in 2005.

Sincerely,

/s/ JOHN S. CHEN

John S. Chen
Chairman, CEO and President

CC: HR File